Exhibit 10.18
 NONQUALIFIED STOCK OPTION

NAME:

ADDRESS:

DATE:

You are hereby granted an option, effective as of the date hereof (the “Grant Date”), to purchase, _____ shares of Common Stock (par value $.01 per share) of Republic First Bancorp, Inc. (the “Company”) at a price of _____ per share pursuant to the 2014 Equity Incentive Plan of Republic First Bancorp, Inc. (the “Plan”) adopted by the Company’s Board of Directors effective April 29, 2014.  Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

Your option price is intended to be equal to the fair market value of the Company’s Common Stock on the Grant Date as determined pursuant to the Plan.

The option granted hereby shall vest in full on ________________. If a Change of Control shall occur, the option granted hereby shall vest in full upon the occurrence of such Change of Control.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase.  The payment may be in any of the following forms: (1) cash; (2) certificates representing Common Stock of the Company having a fair market value (as defined in the Plan) on the date of exercise equal to the option price with the delivery of such certificates to the Company or as may otherwise made available, accompanied by an assignment of the stock to the Company, or (3) any combinations of cash and Common Stock of the Company valued as provided in clause (2).  Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if he deems such guarantees necessary or desirable. You may also exercise your option through a cashless exercise transaction as permitted by the Company’s policies and procedures.

Your option will expire in all events on its “Expiration Date” (which is the day prior to the tenth (10th) anniversary of the Grant Date.  Furthermore, your option may expire prior to its Expiration Date in the event your employment or service as a Non-Employee Director with the Company or a Company subsidiary corporation terminates (including by death or disability) as follows:

•
In the event your employment or service as a Non-Employee Director is terminated by the Company (other than for Cause, death or disability), your option will, to the extent not previously exercised by you, terminate on the first to occur of its Expiration Date or three months after the date on which your employment by or service to the Company or a Company subsidiary corporation is terminated;

•
In the event your employment or service as a Non-Employee Director terminates by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or death, your option will terminate on the first to occur of its Expiration Date or one year after such termination of employment or service; and

•
In the event your employment or service as a Non-Employee Director is terminated by the Company for Cause or you voluntarily terminate employment or service, your option will, to the extent not previously exercised by you, terminate on the date on which your employment by, or service to, the Company or a Company subsidiary corporation is terminated.

After the date your employment or service as a Non-Employee Director is terminated, you may exercise this option, if applicable, only for the number of shares which you had a right to purchase on the date your employment or service terminated.  If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation.  Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

This option is not transferable by you otherwise than by will or the laws of decent and distribution and is exercisable, during your lifetime, only by you.  If you die while employed by, or serving as a Non-Employee Director of, the Company or a Company subsidiary, your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than ten years after the Grant Date) exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime.  If your employment by, or service as a Non-Employee Director of, the Company or a Company subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than ten years after the Grant Date), exercise the option as to any shares, which you have a right to purchase and did not purchase prior to such termination.  Your executor, administrator, guardian or custodian must present proof of this authority satisfactory to the Company prior to being allowed to exercise this option.

Until the option price has been paid in full pursuant to due exercise of this option and the purchases shares are delivered to you, you do not have any rights as a stockholder of the Company.  The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, but such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(1)           Until the Plan pursuant to which this option is granted is approved by the stockholders of the Company is manner prescribed by the Code and the regulations thereunder;

(2)           Until this option and the optioned shares are approved and/or registered with such federal, state or local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

(3)           During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale hereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

It is the intention of the Company and you that this option shall be a Nonqualified Stock Option.

In the event you engage in a Harmful Activity (as defined in the Plan) while employed by, or serving as a Non-Employee Director of, the Company or a subsidiary or during the period of 12 months following termination of employment or service, you shall also be subject to the forfeiture and repayment provisions described in Section 18 of the Plan.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof.  In the event of any conflict between the terms of this option and terms of the Plan in effect on the date of this option, the terms of the Plan shall govern.  This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company.  This option and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

REPUBLIC FIRST BANCORP, INC.

I hereby acknowledge receipt of a copy of the Plan and the foregoing agreement and, having understood the terms and provisions thereof, hereby signify my understanding of, and my agreement with, its terms and conditions.

Signature	Date